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SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.      )

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Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
Dyax Corp.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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DYAX CORP.
300 TECHNOLOGY SQUARE
CAMBRIDGE, MA 02139
(617) 225-2500

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 15, 2003

        The 2003 Annual Meeting of Stockholders of Dyax Corp., a Delaware corporation ("Dyax"), will be held at the offices of Dyax Corp., 300 Technology Square, Cambridge, Massachusetts, at 2:00 p.m. on Thursday, May 15, 2003, for the following purposes:

  1.
  To elect three Class III directors to serve until the 2006 Annual Meeting of Stockholders.

  2.
  To vote on a proposed amendment to Dyax's 1998 Employee Stock Purchase Plan (the "Purchase Plan") that would increase the number of shares of Common Stock issuable under the plan by 200,000 shares from 200,000 to 400,000 shares.

  3.
  To transact any other business that may properly come before the meeting or any adjournment of the meeting.

        Only stockholders of record at the close of business on April 3, 2003 will be entitled to vote at the meeting or any adjournment of the meeting.

        It is important that your shares be represented at the meeting. Therefore, whether or not you plan to attend the meeting, please complete your proxy and return it in the enclosed envelope, which requires no postage if mailed in the United States. If you attend the meeting and wish to vote in person, your proxy will not be used.

By order of the Board of Directors,
Nathaniel S. Gardiner Secretary

April 15, 2003

DYAX CORP.

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD
MAY 15, 2003

        Our Board of Directors is soliciting your proxy with the enclosed proxy card for use at the 2003 Annual Meeting of Stockholders of Dyax Corp. to be held at our offices at 300 Technology Square, Cambridge, Massachusetts at 2:00 p.m. on Thursday, May 15, 2003, and at any adjournments of the meeting. The approximate date on which this proxy statement and accompanying proxy are first being sent or given to stockholders is April 15, 2003.

General Information About Voting

        Who can vote.    You will be entitled to vote your shares of Dyax Common Stock at the annual meeting if you were a stockholder of record at the close of business on April 3, 2003. As of that date, 24,562,067 shares of Common Stock were outstanding. You are entitled to one vote for each share of Common Stock that you held at that date.

        How to vote your shares.    You can vote your shares either by attending the annual meeting and voting in person or by voting by proxy. If you choose to vote by proxy, please complete, sign, date and return the enclosed proxy card. The proxies named in the enclosed proxy card will vote your shares as you have instructed. If you sign and return the proxy card without indicating how you wish your shares to be voted, the proxies will vote your shares in favor of the proposals contained in this proxy statement, as recommended by our Board of Directors. Even if you plan to attend the meeting, please complete and mail your proxy card to ensure that your shares are represented at the meeting. If you attend the meeting, you can still revoke your proxy by voting in person.

        How you may revoke your proxy.    You may revoke the authority granted by your executed proxy at any time before its exercise by filing with Dyax, Attention: Nathaniel S. Gardiner, Secretary, a written revocation or a duly executed proxy bearing a later date, or by voting in person at the meeting.

        Quorum.    A quorum of stockholders is required in order to transact business at the annual meeting. A majority of the outstanding shares of Common Stock entitled to vote must be present at the meeting, represented either in person or by proxy, to constitute a quorum for the transaction of business. If your shares are held in a brokerage account, you must make arrangements with your broker or bank to vote your shares in person or to revoke your proxy.

        Abstentions and broker non-votes.    "Broker non-votes" are proxies submitted by brokers that do not indicate a vote for one or more proposals because the brokers do not have discretionary voting authority and have not received instructions from the beneficial owners on how to vote on these proposals. Abstentions and broker non-votes will be considered present for purposes of determining a quorum for a matter.

        Householding of Annual Meeting Materials.    Some banks, brokers and other nominee record holders may be "householding" our proxy statements and annual reports. This means that only one copy of our proxy statement and annual report to stockholders may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you call or write us at our principal executive offices, 300 Technology Square, Cambridge, Massachusetts 02139, Attn: Secretary, telephone: (617) 225-2500. If you want to receive separate copies of the proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and telephone number.

Share Ownership

        The following table and footnotes set forth certain information regarding the beneficial ownership of our Common Stock as of March 25, 2003 by (i) persons known by us to be beneficial owners of more than 5% of our Common Stock, (ii) our current executive officers and our named executive officers, (iii) our directors and (iv) all our current executive officers and directors as a group.

	Number of Shares Beneficially Owned
Beneficial Owner
	Shares(1)	Percent
HealthCare Ventures V, L.P. and certain related entities(2) 44 Nassau Street Princeton, NJ 08542	1,651,376	6.75%
Francis H. and Margrit A. Kelly(3) 1 Voltastrasse 8044 Zurich, Switzerland	1,623,750	6.64%
Thomas L. Kempner(4) c/o Loeb Partners Corporation 61 Broadway New York, NY 10006	1,546,415	6.32%
Lancet Capital Health Ventures, L.P.(5) 124 Mount Auburn Street, Suite 200N Cambridge, MA 02138	1,344,087	5.50%
Alta Partners and certain related entities(6) One Embarcadero Center, 4050 San Francisco, CA 94111	1,336,147	5.46%
Dimensional Fund Advisors Inc.(7) 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	1,245,800	5.09%
Henry E. Blair(8)	863,737	3.53%
Constantine Anagnostopoulos(9)	54,645	*
James W. Fordyce(10)	638,871	2.61%
Henry R. Lewis(11)	84,407	*
John W. Littlechild(12)	1,672,876	6.84%
Alix Marduel(13)	1,363,647	5.58%
David J. McLachlan(14)	36,700	*
Gregory D. Phelps(15)	244,083	1.00%
Lynn G. Baird, Ph.D.(16)	29,583	*
Scott C. Chappel(17)	167,325	*
Stephen S. Galliker(18)	220,441	*
Jack H. Morgan(19)	51,422	*
David B. Patteson(20)	112,077	*
Anthony Williams, M.D.(21)	41,041	*
All Current Directors and Executive Officers as a Group (14 Persons)(22)	7,127,270	29.14%

*
Less than 1%
(1)
The persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned by them, except as noted below.

(2)
Based on the Schedule 13G filed by HealthCare Ventures V, L.P. with the SEC on February 11, 2002, HealthCare Partners V, L.P. is the general partner of HeatlhCare Ventures V, L.P. The natural persons who control the 1,651,376 shares owned by HealthCare Ventures V., L.P. are John W. Littlechild, William Crouse, Harold R. Werner, Christopher Mirabelli, Ph.D., Augustine Lawlor, and James H. Cavanaugh, Ph.D.
(3)
Based on the Schedule 13D/A filed by Francis H. and Margrit A. Kelly with the SEC on April 9, 2003, Mr. and Mrs. Kelly share beneficial ownership of 1,623,750 shares, as joint tenants. Mr. and Mrs. Kelly also share voting and dispositive control over 985,450 shares. Mr. Kelly has sole voting and dispositive control over 1,000 shares and Mrs. Kelly has sole voting and dispositive control over 637,300 shares.
(4)
Includes (i) 1,441,048 shares of Common Stock held in trusts for the benefit of Mr. Kempner's brother, Mr. Kempner's brother's children, Mr. Kempner's children, and Mr. Kempner, of which Mr. Kempner is a trustee (ii) 11,792 shares held by Pinpoint Partners Corporation, of which Mr. Kempner is President, and (iii) 53,764 shares owned by Loeb Investors Co. IX, of which Mr. Kempner is the Managing Partner. Also includes 32,563 shares of Common Stock issuable to Mr. Kempner upon exercise of outstanding options exercisable within the 60-day period following March 25, 2003.
(5)
Based on the Schedule 13G filed by Lancet Capital Health Ventures, L.P. with the SEC on April 8, 2003, Lancet Capital Health Ventures, L.P. ("Lancet Capital L.P.") is the record owner of these shares of common stock. Lancet Capital Health Ventures, G.P., LLC ("Lancet Capital G.P."), in its capacity as general partner of Lancet Capital L.P., has the power to vote and dispose of the common stock held by Lancet Capital L.P. William J. Golden and George L. Sing are the managing directors of Lancet Capital G.P. As such, they each have the power to direct the voting control of Lancet Capital G.P. While neither Mr. Golden nor Mr. Sing own of record any shares of common stock, as a result of their positions, both of them may be deemed to be beneficial owners of and to have the power to exercise or to direct the exercise of voting and/or dispositive power with respect to these shares. Messrs. Golden and Sing disclaim beneficial ownership over any of these securities which they may be deemed to beneficially own.
(6)
Based on the Schedule 13G filed by Alta Partners with the SEC on February 5, 2003, consists of (i) 830,530 shares held by Alta BioPharma Partners, L.P., (ii) 31,305 shares held by Alta Embarcadero BioPharma Partners, LLC, and (iii) 474,312 shares held by Dyax Chase Partners, LLC. As general partners and managing members of these entities, the principals of Alta Partners exercise control over voting and investment decisions with respect to these shares. The principals of Alta Partners are Jean Deleage, Garrett Gruener, Daniel Janney, Alix Marduel and Guy Nohra.
(7)
Based on the Schedule 13G filed by Dimensional Fund Advisors Inc. ("Dimensional") with the SEC on February 11, 2003, Dimensional, an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are referred to as the "Dimensional Funds." In its role as investment advisor or manager, Dimensional possesses voting and/or investment power over the securities of Dyax described in its Schedule 13G that are owned by the Dimensional Funds, and may be deemed to be the beneficial owner of the shares of Dyax held by the Dimensional Funds. However, all securities reported in its Schedule 13G are owned by the Dimensional Funds. Dimensional disclaims beneficial ownership of such securities.
(8)
Includes (i) 114,100 shares which are held in trust for the benefit of Mr. Blair's spouse and child, as to which Mr. Blair disclaims beneficial ownership, and (ii) 192,716 shares of Common Stock issuable to Mr. Blair upon exercise of outstanding options exercisable within the 60-day period following March 25, 2003.

(9)
Includes 41,060 shares of Common Stock issuable to Dr. Anagnostopoulos upon exercise of outstanding options exercisable within the 60-day period following March 25, 2003.
(10)
Includes 588,031 shares held by Prince Venture Partners IV Limited Partnership. Mr. Fordyce is a general partner of Prince Ventures Limited Partnership, the general partner of Prince Venture Partners IV Limited Partnership. Mr. Fordyce disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest in these entities. Also includes 32,299 shares of Common Stock issuable to Mr. Fordyce upon exercise of outstanding options exercisable within the 60-day period following March 25, 2003.
(11)
Includes 44,049 shares of Common Stock issuable to Dr. Lewis upon exercise of outstanding options exercisable within the 60-day period following March 25, 2003.
(12)
Includes 1,651,376 shares held by HealthCare Ventures V, L.P. Mr. Littlechild is the general partner of HealthCare Partners, LP, which is the general partner of HealthCare Ventures V, L.P. Mr. Littlechild disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in the limited partnerships. Also includes 21,500 shares of Common Stock issuable to Mr. Littlechild upon exercise of outstanding options exercisable within the 60-day period following March 25, 2003.
(13)
Includes (i) 830,530 shares held by Alta BioPharma Partners, L.P., (ii) 31,305 shares held by Alta Embarcadero BioPharma Partners, LLC, and (iii) 474,312 shares held by Dyax Chase Partners, LLC. The principals of Alta Partners exercise control over voting and investment decisions with respect to these securities. See Note (4) above. Dr. Marduel is a general partner of Alta Partners. She disclaims beneficial ownership of these shares, except to the extent of her pecuniary interest in the entities. Also includes 27,500 shares of Common Stock issuable to Dr. Marduel upon exercise of outstanding options exercisable within the 60-day period following March 25, 2003.
(14)
Includes 31,500 shares of Common Stock issuable to Mr. McLachlan upon exercise of outstanding options exercisable within the 60-day period following March 25, 2003.
(15)
Includes 174,770 shares of Common Stock issuable to Mr. Phelps upon exercise of outstanding options exercisable within the 60-day period following March 25, 2003.
(16)
Consists entirely of shares of Common Stock issuable to Dr. Baird upon exercise of outstanding options exercisable within the 60-day period following March 25, 2003.
(17)
Includes 130,384 shares of Common Stock issuable to Dr. Chappel upon exercise of outstanding options exercisable on or before May 7, 2003.
(18)
Includes 162,299 shares of Common Stock issuable to Mr. Galliker upon exercise of outstanding options exercisable within the 60-day period following March 25, 2003.
(19)
Includes 50,833 shares of Common Stock issuable to Mr. Morgan upon exercise of outstanding options exercisable within the 60-day period following March 25, 2003.
(20)
Consists entirely of shares of Common Stock issuable to Mr. Patteson upon exercise of outstanding options exercisable within the 60-day period following March 25, 2003.
(21)
Consists entirely of shares of Common Stock issuable to Dr. Williams upon exercise of outstanding options exercisable within the 60-day period following March 25, 2003.
(22)
See Notes 2, 8 through 16 and 18 through 21. Includes 993,790 shares of Common Stock issuable upon exercise of outstanding options exercisable within the 60-day period following March 25, 2003.

Section 16(a) Beneficial Ownership Reporting Compliance

        Our executive officers and directors and persons who own beneficially more than ten percent of our equity securities are required under Section 16(a) of the Securities Exchange Act of 1934 to file reports of ownership and changes in their ownership of our securities with the Securities and Exchange Commission. They must also furnish copies of these reports to us. Based solely on a review of the copies of reports furnished to us and written representations that no other reports were required, we believe that for 2002 our executive officers, directors and 10% beneficial owners complied with all applicable Section 16(a) filing requirements, except that a Form 3 report was filed late on behalf of Mr. Morgan after he was first designated an executive officer.

PROPOSAL 1

ELECTION OF DIRECTORS

        Our Board of Directors has fixed the number of directors at nine (9) for the coming year. Under our charter, our Board is divided into three classes, with each class having as nearly equal number of directors as possible. The term of one class expires, with their successors being subsequently elected to a three-year term, at each annual meeting of stockholders. At the 2003 Annual Meeting three Class III Directors will be elected to hold office for three years until their successors are elected and qualified. Our Board of Directors has nominated Constantine E. Anagnostopoulos, Henry R. Lewis and David J. McLachlan for election as Class III Directors at the upcoming annual meeting. Each has consented to serve, if elected. If any nominee is unable to serve, proxies will be voted for any replacement candidate nominated by our Board of Directors.

Votes Required

        Directors will be elected by a plurality of the votes cast by the stockholders entitled to vote on this proposal at the meeting. Abstentions, broker non-votes and votes withheld will not be treated as votes cast for this purpose and, therefore, will not affect the outcome of the election.

        The following table contains certain information as of March 31, 2003 about the nominees for Class III Director and current directors whose term of office will continue after the annual meeting.

Name and Age	Business Experience During Past Five Years and Other Directorships	Director Since
	Class III Directors (present term expires in 2003)
Constantine E. Anagnostopoulos Age: 80	Constantine E. Anagnostopoulos, Ph.D. has been a director of Dyax since 1991. He has been a Managing General Partner of Gateway Associates L.P., a venture capital management firm, since 1987. Dr. Anagnostopoulos is a retired corporate officer of Monsanto Company. He is also a director of a number of other biotechnology companies, including Genzyme Corporation and Deltagen, Inc.	1991
Henry R. Lewis Age: 77
	Henry R. Lewis, Ph.D. has been a director of Dyax since August 1995, and previously was a director of Protein Engineering Corporation before its merger with Dyax. Dr. Lewis is a consultant to several companies. From 1986 to February 1991, Dr. Lewis was the Vice Chairman of the board of directors of Dennison Manufacturing Company, a manufacturer and distributor of products for the stationery, technical paper and industrial and retail systems markets. From 1982 to 1986, he was a Senior Vice President of Dennison Manufacturing Company. Dr. Lewis was also a director of Genzyme Corporation, a biotechnology company, from 1986 until 2000.	1995

David J. McLachlan Age: 64	David J. McLachlan has been a director of Dyax since May 1999. Since June 1999, Mr. McLachlan has been a Senior Advisor to Genzyme Corporation, where he held the position of Executive Vice President and Chief Financial Officer from 1989 through 1999. Mr. McLachlan currently serves on the board of directors of: HearUSA Inc., a hearing care company; Skyworks Solutions, Inc., a wireless semiconductor company; and Peptimmune, Inc., a private biotechnology company. He is also a director of the Massachusetts Biotechnology Council.	1999
	Class I Directors (present term expires in 2004)
Henry E. Blair Age: 59
	Henry E. Blair has served as Chairman of the Board and President of Dyax Corp. since its merger with Protein Engineering Corporation in August 1995, and as acting Chief Executive Officer from August 1995 until his appointment as Chief Executive Officer in April 1997. He has been a director and officer of the Company since co-founding it in 1989. Mr. Blair is a director of Genzyme Corporation, a biotechnology company he co-founded in 1981. He is also a director of Esperion Therapeutics, Inc., a biotechnology company, a trustee of the Center for Blood Research, and a member of the Board of Overseers at Tufts University School of Medicine and at Lahey Hitchcock Clinic.	1989
John W. Littlechild Age: 51
	John W. Littlechild has been a director of Dyax since 1998. Mr. Littlechild is a general partner of HealthCare Partners V, L.P. which is the general partner of HealthCare Ventures V, L.P. He also serves in a similar capacity with other related entities. Mr. Littlechild is also a member of HealthCare Ventures LLC, a venture management company that, among other things, provides management services to HealthCare Ventures V, L.P., and its related entities. From 1984 to 1991, Mr. Littlechild was a Senior Vice President of Advent International Corporation, a venture capital company in Boston and London. Prior to working at Advent in Boston, Mr. Littlechild was involved in establishing Advent in the United Kingdom. Mr. Littlechild serves on the board of directors of various health care and biotechnology companies, including Diacrin, Inc., a biotechnology company, and Orthofix International N.V., a medical device company.	1998

Gregory D. Phelps Age: 54	Gregory D. Phelps has been a director of Dyax since 1998. He has been the Chief Executive Officer and a director of Ardais Corporation since December 2002. Prior to that, he was Vice Chairman of Dyax. Mr. Phelps was an executive officer of Genzyme Corporation, a biotechnology company, from 1991 to 1997, and was Executive Vice President at his departure.	1998
	Class II Directors (present term expires 2005)
James W. Fordyce Age: 60
	James W. Fordyce has been a director of Dyax since August 1995. Since 1981, he has served as a general partner of Prince Ventures Limited Partnership, a venture capital management firm, and its affiliated partnerships. Prince Venture Partners IV Limited Partnership is a venture capital limited partnership, managed by Prince Ventures Limited Partnership, which specializes in early stage investments in companies involved in the medical and life science areas. Mr. Fordyce has also served as Managing Member of Fordyce & Gabrielson LLC, a private investment management firm, since 1998. In addition, he is Chairman of the Albert and Mary Lasker Foundation.	1995
Thomas L. Kempner Age: 75
	Thomas L. Kempner has been a director of Dyax since August 1995, and previously was a director of Protein Engineering Corporation before its merger with Dyax. Mr. Kempner is the Chairman and Chief Executive Officer of Loeb Partners Corporation, an investment banking, registered broker/dealer and registered investment advisory firm. He is also President of Pinpoint Partners Corporation, the general partner of the Loeb Investment Partnerships. Mr. Kempner is a director of Alcide Corporation, CCC Information Services Group, Inc., FuelCell Energy, IGENE BioTechnology, Inc., Insight Communications Company, Inc., and Intermagnetics General Corporation. Mr. Kempner also serves as a director emeritus of Northwest Airlines, Inc., an airline company.	1995

Alix Marduel Age: 45
	Alix Marduel, M.D. has been a director of Dyax since October 1998. She is a managing director of Alta Partners, a venture capital firm investing in life sciences and information technology companies. Prior to joining Alta Partners in 1997, Dr. Marduel was a partner at Sofinnova, Inc., a venture capital management firm, which she joined in 1990. Dr. Marduel holds a medical doctorate from the University of Paris, is licensed to practice medicine in Europe and has passed U.S. equivalency exams. Dr. Marduel has conducted post-doctoral research in immunology at the University of California at San Francisco and at Stanford University. Prior to moving to the United States in 1986, she was employed by the pharmaceutical company ICI-Pharma, where she organized clinical trials in England and France.	1998

Board and Committee Meetings

        Our Board of Directors held nine (9) meetings during 2002. Each of the directors then in office attended at least 75% of the aggregate of all meetings of the Board of Directors and all meetings of the committees of the Board of Directors on which such director then served, except that Dr. Anagnostopoulos attended 57% of such meetings. Our Board of Directors has standing Audit and Compensation Committees, but does not have a Nominating Committee.

        Audit Committee.    The Audit Committee evaluates our independent auditors, reviews our audited financial statements, accounting processes and reporting systems and discusses the adequacy of our internal financial controls with our management and our auditors. The Audit Committee also is responsible for the appointment of our independent auditors. The members of the Audit Committee are David McLachlan (Chair), Henry Lewis, and Thomas Kempner, each of whom is independent as defined by applicable Nasdaq National Market standards governing the qualifications of Audit Committee members. The Audit Committee held six (6) meetings during fiscal 2002. The Audit Committee operates under a written charter adopted by the Board. For more information about the Audit Committee, See "Audit Committee Report" in this proxy statement.

        Compensation Committee.    Our Compensation Committee is responsible for establishing cash compensation policies with respect to our executive officers, employees, directors and consultants, determining the compensation to be paid to our executive officers and administering our equity incentive and stock purchase plans. The members of the Compensation Committee are James Fordyce (Chair), Constantine Anagnostopoulos, and Henry Lewis. The Compensation Committee held five (5) meetings during fiscal 2002.

Director Compensation

        Director Fees.    Our directors who are not employees of Dyax receive compensation for their services as directors in the form of a retainer of $12,000, payable in quarterly installments, and a fee of $750 for each meeting attended ($375 for attendance by conference call), plus reimbursement for travel expenses. We pay non-employee directors who serve as the chairman of a committee of the Board of Directors an additional $3,000 per year. All other non-employee directors who serve on a committee of the Board of Directors receive $1,000 per year. Directors who are also our employees receive no additional compensation for serving as directors.

        Stock Options.    In addition, in 2002 all of our non-employee Class III and Class II directors automatically received stock options under our Amended and Restated 1995 Equity Incentive Plan to purchase 9,000 shares of our Common Stock for each year of their remaining terms of office and also received stock options to purchase 1,500 shares of our Common Stock for each remaining year of their present terms of office. Our non-employee directors elected at the 2002 Annual Meeting automatically received stock options to purchase 9,000 shares of our Common Stock for each year of their three-year term, as will non-employee directors elected at the 2003 Annual Meeting.

Certain Relationships and Related Transactions

        In October 1998, we loaned $1,300,000 to Henry Blair, our Chairman and Chief Executive Officer, in connection with a purchase of real property. This loan is secured by Mr. Blair's interest in the real property and by his shares of our capital stock. Interest accrues on the unpaid principal balance at the rate of one and a half percent less than the base rate of Fleet National Bank, provided that the interest rate will not be less than the minimum rate required to avoid imputed interest for federal income tax purposes. This loan is due and payable on October 30, 2003; provided, however, that it may be accelerated at any time at the discretion of the Board of Directors, including upon (i) termination of Mr. Blair's service as our Chairman and Chief Executive Officer, or (ii) if our cash and marketable investments total less than $10,000,000. As of March 1, 2003, $1,256,000 in principal amount remained outstanding under this loan.

        Mr. Blair serves as an outside director of Genzyme Corporation. Mr. Anagnostopoulos is also a director of Genzyme and Mr. McLachlan is a Senior Advisor to Genzyme. We subleased a portion of our research facilities in Cambridge, Massachusetts, from Genzyme at a rate of $40 per square foot for a total of 16,183 square feet, pursuant to a lease arrangement that expired in April 2002. Prior to the expiration of this lease, we moved our research facility to our new headquarters located at 300 Technology Square, Cambridge.

        In October 1998, we entered into a collaboration and commercialization agreement with Genzyme for one of our proprietary therapeutic compounds for the treatment of chronic inflammatory diseases, with initial development to be focused on the treatment of hereditary angioedema. On May 31, 2002, we amended our collaboration agreement with Genzyme. We are now funding the development of DX-88 for the treatment of HAE and expect to complete the first Phase II clinical trial for HAE, referred to as the Initial Program, early in the second quarter of 2003. Genzyme has an option to acquire a 50% interest in the DX-88 program upon our completion of the Initial Program, and will have a period of 60 days after review of the clinical trial data to exercise its option. If Genzyme exercises its option, it will be responsible for 50% of the development costs incurred subsequent to completion of the Initial Program. Genzyme will also be obligated to pay us, upon dosing of the first patient in a clinical trial of DX-88 for HAE, one-half of the development costs in excess of $6.0 million that we incurred through completion of the Initial Program. Through December 31, 2002, we had incurred approximately $11.0 million of development costs for the Initial Program.

        On May 31, 2002, we entered into a senior secured promissory note and security agreement with Genzyme, under which Genzyme agreed to loan us up to $7.0 million. Under the note and the security agreement, we pledged certain tangible and intangible personal property relating to or arising out of the DX-88 program. As of March 1, 2003, we had borrowed the full $7.0 million available under the loan. In addition, under our collaboration agreement with Genzyme, as of March 31, 2003, we exercised our option to purchase Genzyme's interest in the application of DX-88 for the prevention of blood loss and other systemic inflammatory responses in cardiopulmonary bypass and other surgery, which will require us to pay Genzyme $1.0 million in the second quarter of 2003. The terms of the security agreement require Genzyme to release its security interest in the portion of the DX-88 program relating to this indication and that we pledge a percentage of our interest in our wholly owned subsidiary, Biotage, Inc., as additional collateral for the Genzyme loan. As of March 1, 2003, Genzyme owns approximately 2.7% of our outstanding Common Stock.

Compensation Committee Interlocks And Insider Participation

        Our Compensation Committee determines salaries, incentives and other compensation for our directors and officers. The Compensation Committee also administers our equity incentive and stock purchase plans. The Compensation Committee currently consists of Drs. Anagnostopoulos and Lewis, and Mr. Fordyce. For more information regarding the relationship of Dr. Anagnostopoulos with Genzyme Corporation and its relationships with Dyax, see the sections of this proxy statement entitled "Share Ownership", "Election of Directors" and "Certain Relationships and Related Transactions".

PROPOSAL 2

AMENDMENT OF THE 1998 EMPLOYEE STOCK PURCHASE PLAN

Summary of the 1998 Employee Stock Purchase Plan

        General.    In April 2003, upon recommendation of the Compensation Committee, the Board of Directors approved several technical amendments to the 1998 Employee Stock Purchase Plan, referred to as the Purchase Plan, primarily to limit the total number of shares that may be purchased in any exercise period and also to limit the number of shares that any participant may purchase. Having made these amendments, the Board of Directors approved submission to our stockholders for approval a further amendment to increase the number of shares reserved under the Purchase Plan by 200,000 shares. The description below summarizes the material provisions of the Purchase Plan, as amended by the Board of Directors. This summary is qualified in its entirety by reference to the full text of the Purchase Plan, attached as Appendix B to this Proxy Statement.

        Purpose.    The Purchase Plan provides our full-time U.S. employees the opportunity to purchase shares of our common stock at periodic intervals on tax-advantaged terms. Under the Purchase Plan, only 146,085 shares remain available for issuance, and we anticipate that there will not be sufficient shares remaining in June 2004 to fulfill all options exercisable on that purchase date under the next offering that will commence on January 1, 2004. We believe that continuing to provide the benefits available under the Purchase Plan to our employees will help us attract and retain top quality personnel, motivate them to acquire an equity stake in Dyax and provide an incentive for them to achieve long-range performance goals to the extent they retain the shares purchased under the

Purchase Plan. Our Board of Directors strongly believes that continuing to offer a program in which our employees can purchase shares of our common stock is an important component of our compensation program. The Purchase Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code.

        Administration.    By action of Dyax's Compensation Committee on February 15, 2001, Mr. Blair, in his capacity as the Chairman, President and Chief Executive Officer of Dyax, was delegated the authority to grant the rights to purchase shares of our common stock under the Purchase Plan, at his discretion. Mr. Blair determines the frequency and duration of individual offerings under the Purchase Plan and the date(s) when stock may be purchased.

        Authorized Shares.    Currently, a maximum of 200,000 of our authorized but unissued shares of common stock may be issued under the Purchase Plan, subject to appropriate adjustment in the event of any stock dividend, stock split, merger, consolidation, reorganization, recapitalization or similar change in our capital structure. If the proposed amendment is approved, the maximum number of shares reserved for issuance under the Purchase Plan will be increased to 400,000 shares. If any purchase right expires or terminates, the shares subject to the unexercised portion of such purchase right will again be available for issuance under the Plan. The maximum number of shares that may be sold under the Plan during any single exercise period is 25,000 shares multiplied by the number of full calendar quarters included in that exercise period. This effectively limits the number of shares that may be sold under the Purchase Plan to 100,000 per year. If the number of shares available is insufficient to cover shares offered during an offering period or on any day the shares are purchased ("Purchase Date"), the Compensation Committee may authorize an equitable pro rata allocation of shares among all participants and either continue or terminate all offerings then in effect.

        Eligibility.    All employees of Dyax or any U.S. subsidiary designated by the Compensation Committee, who work at least twenty hours per week and are employed for at least five months, are eligible to participate in the Purchase Plan. As of April 7, 2003, 197 employees were eligible to participate in the Purchase Plan.

        Offerings.    Dyax may make one or more offerings to employees to purchase shares of Dyax common stock, as determined by the Compensation Committee. No offering period may exceed 27 months in duration.

        Purchase Price.    The purchase price per share in an offering is 85% of the lower of the fair market value of common stock on the first day of an offering period (the "Offering Date") or the Purchase Date and may be paid through regular payroll deductions, lump sum cash payments, by delivery of shares of Dyax common stock, or some combination thereof, as determined by the Compensation Committee. The closing price of our common stock on April 3, 2003, as reported by the NASDAQ National Market, was $1.94

        Participation and Withdrawal.    Participation in the Purchase Plan is voluntary, and a participant may withdraw from an offering before stock is purchased. No employee will be eligible to participate in more than one offering at a time. Directors who are not employees of Dyax are not eligible to participate in the Purchase Plan. Participation in the Purchase Plan terminates automatically upon termination of employment for any reason. Given that the number of shares that may be purchased under the Purchase Plan is determined, in part, on any common stock's market value on the first and last day of the enrollment period and given that participation in the Purchase Plan is voluntary on the part of employees, the actual number of shares that may be purchased by any individual is not determinable.

        Purchase Limitations.    The maximum number of shares of common stock that a participant may purchase on a Purchase Date is limited to 875 shares multiplied by the number of full calendar quarters since the prior Purchase Date in the offering. This effectively limits each employee to a maximum of 3,500 shares that may be purchased per year. As required by Section 423 of the Internal Revenue Code, an employee's purchases under the Purchase Plan and all other Dyax employee stock purchase plans intended to qualify under Section 423 of the Code may not accrue at a rate which exceeds $25,000 per calendar year (based upon the fair market value of the stock determined as of the Offering Date), or such lower amount as may be determined by Dyax's Compensation Committee. In addition, no employee may contribute more than 15% of the employee's annual rate of compensation (or such lesser percentage as the Compensation Committee may fix). Furthermore, an employee may not subscribe for shares under the Purchase Plan if, immediately after having subscribed, the employee would own 5% or more of the voting power or value of all classes of our stock, including stock which may be purchased through subscriptions under the Purchase Plan or any other plans.

        Merger or Change in Control.    In the event of a sale of all or substantially all of our assets or a merger, consolidation or other reorganization in which our stockholders immediately prior to the transaction own less than 50% of the voting stock of Dyax or our successor, each right under the Purchase Plan shall be assumed or an equivalent right shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation. In the event the successor corporation refuses to assume or substitute for the rights, or if the Compensation Committee determines otherwise to do so, the Compensation Committee shall shorten any purchase periods and offering then in progress by setting a new Purchase Date and any offering shall end on the new Purchase Date, which shall be on or before the date of consummation of the change in control transaction.

        Termination or Amendment.    The Compensation Committee may at any time terminate or amend the Purchase Plan, or terminate any offering. However, the Compensation Committee may not amend the Purchase Plan without the approval of Dyax stockholders if stockholder approval is required by Section 423 of the Internal Revenue Code or by applicable law, regulation, or stock exchange rule. No rights will be granted under the Purchase Plan after January 30, 2008.

Federal Income Tax Consequences

        A participant does not realize taxable income at the commencement of an offering or at the time shares are purchased under the Purchase Plan.

        If a participant does not dispose of shares purchased under the Purchase Plan for at least:

  •
  two years from the Offering Date, and

  •
  one year from the Purchase Date,

then upon sale of the shares, the lesser of 15% of the fair market value of the stock (determined as of Offering Date) or the amount realized on sale of such shares in excess of the purchase price, is taxed to the participant as ordinary income, with any additional gain taxed as long-term capital gain and any loss taxed as long-term capital loss. No deduction will be allowed to Dyax for Federal income tax purposes.

        If a participant disposes of shares of common stock purchased under the Purchase Plan before the expiration of the prescribed holding periods, then the participant realizes ordinary income in the year of disposition in an amount equal to the excess of the fair market value of the shares on the date of purchase over the purchase price thereof, and Dyax is entitled to deduct this amount. Any further gain or loss is treated as a short-term or long-term capital gain or loss and will not result in any deduction for Dyax.

Vote Required

        The affirmative vote by the holders of a majority of the shares present, or represented by proxy, and entitled to vote at the meeting is required to approve the Purchase Plan. Broker non-votes will not be counted as present or represented for this purpose. Abstentions will be counted as present and entitled to vote and, accordingly, will have the effect of a negative vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

Equity Compensation Plan Information

        The following table provides information about the securities authorized for issuance under the Company's equity compensation plans as of December 31, 2002:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders:(1)	4,306,313(2)	$6.94	1,906,131(3)
Equity compensation plans not approved by security holders:	—	—	—

Totals:	4,306,313(2)	$6.94	1,906,131(3)

(1)
Consists of the Amended and Restated 1995 Equity Incentive Plan and the 1998 Employee Stock Purchase Plan.

(2)
Does not include purchase rights accruing under the 1998 Employee Stock Purchase Plan because the purchase price (and therefore the number of shares to be purchased) will not be determined until the end of the purchase period.

(3)
Includes 146,085 shares issuable under the 1998 Employee Stock Purchase Plan, of which up to 146,085 are issuable in connection with the current offering period which ends on June 30, 2003. The remaining shares consist of 1,760,046 issuable under the Amended and Restated 1995 Equity Incentive Plan, which amount reflects the automatic increase of 1,207,872 shares that occurred on January 1, 2003 under the terms of the Plan. Under the 1995 Amended and Restated Equity Incentive Plan, effective date July 13, 1995, the number of shares issuable is automatically increased every January 1 by an amount equal to the lesser of (i) 1,250,000 shares, (ii) 5% of the fully diluted outstanding shares of Common Stock of the Company on such date or (iii) such lesser amount as may be determined by resolution of the Board of Directors at any date before or within 90 days after January 1 of the respective year; provided, however, that the maximum aggregate number of shares received since inception under the plan shall not exceed 10,250,000 shares. No incentive stock options may be granted under the plan more than ten years after the effective date. The plan may be amended, suspended, or terminated by the Compensation Committee of the Board of Directors at any time, subject to any stockholder approval.

EXECUTIVE OFFICERS AND KEY EMPLOYEES

        The following contains certain information as of March 31, 2003 about the current executive officers and key employees of Dyax:

Name	Age	Position
Henry E. Blair*	59	Chairman of the Board, President and Chief Executive Officer
Stephen S. Galliker*	56	Executive Vice President, Finance and Administration, and Chief Financial Officer
David B. Patteson*	47	Executive Vice President, President of Biotage, Inc.
Lynn G. Baird, Ph.D.*	55	Senior Vice President, Development
Robert Charles Ladner, Ph.D.	58	Senior Vice President and Chief Scientific Officer
Jack H. Morgan*	51	Senior Vice President, Corporate Development and Business Operations
Anthony H. Williams, M.D.*	47	Senior Vice President, Medical Affairs and Clinical Operations

*
Executive officer

        Henry E. Blair has served as Chairman of the Board and President of Dyax Corp. since its merger with Protein Engineering Corporation in August 1995, and as acting Chief Executive Officer from August 1995 until his appointment as Chief Executive Officer in April 1997. He has been a director and officer of the Company since co-founding it in 1989. Mr. Blair is a director of Genzyme Corporation, a biotechnology company he co-founded in 1981. He is also a director of Esperion Therapeutics, Inc., a biotechnology company, a trustee of the Center for Blood Research, and a member of the Board of Overseers at Tufts University School of Medicine and at Lahey Hitchcock Clinic.

        Stephen S. Galliker has served Dyax as Executive Vice President, Finance and Administration, and Chief Financial Officer since September 1999. He was Chief Financial Officer of Excel Switching Corporation, a developer and manufacturer of open switching platforms for telecommunications networks, from July 1996 to September 1999 and was Excel's Vice President, Finance and Administration from September 1997. Mr. Galliker was employed by Ultracision, Inc., a developer and manufacturer of ultrasonically powered surgical instruments from September 1992 to June 1996. At Ultracision, Inc., Mr. Galliker was Chief Financial Officer and Vice President of Finance until November 1995 and Chief Operating Officer from December 1995 to June 1996.

        David B. Patteson has served as President of Biotage, Inc., a wholly owned subsidiary of Dyax, since Biotage was formed in October 2000. He is also an Executive Vice President of Dyax, a role he has held since March 2001. Mr. Patteson joined Dyax in November 1998 as Senior Vice President and President of the Separations Division of Biotage Products. From 1994 until he joined Dyax, Mr. Patteson was an executive at Siebe plc, a diversified engineering and electronics company, most recently as Vice President and General Manager, Siebe Measurement and Controls Division. Prior to joining Siebe, Mr. Patteson was President of Perstorp Analytical, Inc., a laboratory and process analytical instruments company.

        Lynn G. Baird, Ph.D. has served as Senior Vice President of Development for Dyax since March 2002. She joined the company in October 2001 as Senior Vice President of Preclinical and Regulatory Affairs. From 1998 to 2001, she held the title of Vice President at Reprogenesis, Inc. and its successor Curis, Inc., a biotechnology company. Her responsibilities at various times during her tenure included Regulatory Affairs, Quality, Clinical Development and Preclinical Development. Prior to Reprogenesis, Dr. Baird was at CytoTherapeutics, Inc., a biotechnology company, from 1995 to 1998 and was Vice President of Regulatory, Quality and Clinical Development at her departure. Prior to that she held positions of increasing responsibility at Johnson and Johnson, a pharmaceutical company, from 1990 to 1995 and at Creative BioMolecules, a biotechnology company, from 1985 to 1990.

        Robert Charles Ladner, Ph.D. became Senior Vice President and Chief Science Officer of Dyax in August 1995. He was a co-founder of Protein Engineering Corporation where he was an inventor of our fundamental phage display technology and served as Senior Vice President and Scientific Director from 1987 until its merger with Dyax in August 1995. Previously, Dr. Ladner served as Senior Scientist of Genex Corp., where he was an inventor of single chain antibodies.

        Jack H. Morgan has been Senior Vice President, Corporate Development and Business Operations since joining Dyax in May 2001. Mr. Morgan served as a consultant to Syntonix Pharmaceuticals, Inc., a pharmaceutical company, from January to May 2001, to PerkinElmer, Inc., a technology company, and to Caremark Inc., a pharmaceutical services company, from July 1999 to April 2000. From May to December 2000, Mr. Morgan served as the transitional President and Chief Executive Officer of Admetric Biochem Inc., an early stage drug discovery technology company. On October 30, 2001, Admetric BioChem Inc. filed a voluntary petition pursuant to Chapter 7 of the U.S. Bankruptcy Code, which was completed early in 2002. From 1991 to 1999, Mr. Morgan was an executive with Genetics Institute, a biotechnology company, where he headed Corporate Development from October 1993 to February 1998 and was Vice President & General Manager, responsible for commercial operations in North America, from March 1998 to June 1999. Mr. Morgan held various positions at Baxter Healthcare Corporation from 1978 to 1990, including Vice President—Corporate Planning, Vice President—Global Marketing, Planning, and Finance, Renal Therapy Division, Vice President—Finance and Planning, Home Therapy Group, and Vice President—Marketing U.S. Dialysis Division.

        Anthony H. Williams, M.D. has served as Dyax's Senior Vice President, Medical Affairs and Clinical Operations since September 2001. Prior to this, Dr. Williams was the Chief Medical Officer for Aronex Pharmaceuticals, Inc. from April 2000 to September 2001, where he was responsible for the implementation of pre-existing clinical development programs and product safety. Dr. Williams graduated from the University of London, England in 1980, with a degree in medicine. He had previously obtained a Master of Arts degree from the University of Cambridge in England. Dr. Williams specialized in infectious diseases and oncology during his hospital training in London. In 1985, he joined the pharmaceutical industry and since that time has held a number of positions with companies such as Merrell Dow Pharmaceuticals, Inc., GlaxoSmithKline, Medeva plc and Aronex Pharmaceuticals, Inc.

EXECUTIVE COMPENSATION

Compensation Committee Report on Executive Compensation

        The Compensation Committee of our Board of Directors determines the compensation to be paid to Dyax's executive officers, including the Chief Executive Officer. The Committee also administers Dyax's 1995 Equity Plan, including the grant of stock options and other awards under that plan, as well as our Purchase Plan. The Committee is currently composed of Mr. Fordyce (Chair), and Drs. Anagnostopoulos and Lewis. This report is submitted by the Committee and addresses the compensation policies for fiscal year 2002 as they affected Mr. Blair, as Chairman, President and Chief Executive Officer, and Dyax's other executive officers, including the individuals other than Mr. Blair who are named in the Summary Compensation Table.

Compensation Philosophy

        Dyax's executive compensation policy is designed to attract, retain and reward executive officers who contribute to Dyax's long-term success and to maintain a competitive salary structure as compared with other biotechnology companies. The compensation program seeks to align compensation with the achievement of business objectives and individual and corporate performance. Bonuses are included to encourage effective individual performance relative to Dyax's current plans and objectives. Stock option grants are key components of the executive compensation program and are intended to provide executives with an equity interest in Dyax in order to link a meaningful portion of the executive's compensation with the performance of Dyax's Common Stock.

        In executing its compensation policy, Dyax seeks to reward each executive's achievement of designated objectives relating to Dyax's annual and long-term performance and individual fulfillment of responsibilities. While compensation survey data are useful guides for comparative purposes, Dyax believes that a successful compensation program also requires the application of judgment and subjective determinations of individual performance, and to that extent the Compensation Committee applies its judgment in reconciling the program's objectives with the realities of retaining valued employees.

Executive Compensation Program

        Dyax's executive compensation package for the Chief Executive Officer and the other named executive officers is composed of three elements:

  •
  base salary;

  •
  annual incentive bonuses based on individual performance; and

  •
  initial, annual and other periodic grants of stock options under the 1995 Equity Plan.

        Named Executive Officers.    Each of the named executive officers, other than our Chief Executive Officer, has entered into an employment agreement with Dyax. The minimum annual base salary provided for in each agreement was fixed based upon the executive's salary history and internal and external equity considerations. Near the beginning of each fiscal year, the Compensation Committee then reviews the base salaries paid to the named executive officers. The annual base salary for 2002 for each named executive officer was adjusted in light of the executive's prior performance, tenure and responsibility, as well as independent compensation data.

        For fiscal 2002, the Committee established a maximum bonus opportunity for each of the senior officers, expressed as a percentage of base salary, ranging from 30% to 40%. Bonuses were tied to the Committee's judgment regarding individual performance and the contribution of the executive to Dyax's performance. In March 2003, the Compensation Committee reviewed with Mr. Blair the performance of each named executive officer and determined the bonuses to be paid to them based on their achievement of their performance goals for 2002. The Committee also directed that a portion of each executive officer's bonus for 2003 be based on corporate performance. In the case of Mr. Phelps, who resigned in December 2002 to become the Chief Executive Officer of Ardais Corporation, the Committee determined in lieu of any bonus for 2002 to extend the period of exercisability of his outstanding vested options so as to permit him to exercise those options until the tenth anniversary of their respective dates of grant.

        Executive officer compensation also includes long-term incentives afforded by options to purchase Common Stock. The purposes of the stock option grant program are to reinforce the mutuality of long-term interests between Dyax's employees and stockholders, and to assist in the attraction and retention of important key executives, managers and individual contributors who are essential to Dyax's growth and development.

        In October 2002, the Committee approved annual option grants of 50,000 shares to Mr. Morgan, 35,000 shares to Mr. Galliker and 45,000 to Mr. Patteson, as shown in the Summary Compensation Table.

        Chief Executive Officer.    The Compensation Committee established a compensation package for Mr. Blair based on an analysis of compensation data for comparable executive positions gathered from surveys prepared by independent compensation consultants.

        The Committee established a 2002 base salary of $450,000 for Mr. Blair and a target bonus opportunity of 33% of his base salary. The increase in Mr. Blair's 2002 base salary from his 2001 base compensation resulted from the Committee's determination that an increase was merited based on performance as well as to maintain Mr. Blair's salary at the midpoint of a range of chief executive officer salaries in comparable companies reviewed by the Committee.

        Mr. Blair's target bonus percentage was fixed at 33% of his base salary. Mr. Blair's target bonus opportunity was based on the Committee's qualitative evaluation of his performance. In March 2003, the Committee awarded Mr. Blair a bonus of $89,100, representing 60% of his target bonus opportunity for 2002. In addition, in October 2002, the Committee awarded Mr. Blair options to purchase 30,000 shares of Common Stock. In each case the awards were based on the Committee's positive evaluation of Mr. Blair's individual performance in advancing Dyax's business in 2002, but were also tempered by the performance of the Company's Common Stock during the period.

Compensation Deductibility

        Section 162(m) of the Internal Revenue Code denies a tax deduction to a public corporation for annual compensation in excess of one million dollars paid to its chief executive officer and its four other highest compensated officers. This provision excludes certain types of "performance based compensation" from the compensation subject to the limit. Although Dyax currently does not expect to have compensation exceeding this one million dollar limit, the 1995 Equity Plan contains an individual annual limit on the number of stock options and stock appreciation rights that may be granted under the plan so that the awards will qualify for the exclusion from the limitation on deductibility for performance-based compensation. The Committee will continue to assess the impact of Section 162(m) on its compensation practices and determine what further action, if any, is appropriate.

                      By the Compensation Committee,

                       James W. Fordyce (Chair)
                      Constantine E. Anagnostopoulos
                      Henry R. Lewis

Stock Performance Graph

        The following graph shows a comparison of the cumulative total stockholder returns on our Common Stock over the period from August 15, 2000 (the first trading day of our Common Stock) to December 31, 2002 as compared with that of the Nasdaq Stock Market (U.S. Companies) Index and Nasdaq Pharmaceuticals Index, based on an initial investment of $100 in each on August 15, 2000. Total stockholder return is measured by dividing share price change plus dividends, if any, for each period by the share price at the beginning of the respective period, assuming reinvestment of any dividends.

Comparison of Cumulative Total Return of Dyax Corp.,
Nasdaq Stock Market (U.S. Companies) Index and Nasdaq Pharmaceuticals Index

	8/15/00	12/29/00	6/29/01	12/31/01	6/28/2002	12/31/2002
Dyax Corp.	100	82.34	73.79	42.60	15.15	6.99
Nasdaq Stock Market (U.S. Companies) Index	100	63.71	56.05	50.56	38.18	34.94
Nasdaq Pharmaceuticals Index	100	92.90	85.47	79.18	50.22	51.15

Summary Compensation Table

        The following table sets forth certain compensation information for our Chief Executive Officer, each of the other four most highly compensated executive officers whose salary and bonus for the year ended December 31, 2002 exceeded $100,000, and one additional individual who would have been one of the four most highly compensated executive officers but for the fact that he was not an executive officer at December 31, 2002. We refer to these persons as the named executive officers.

Summary Compensation Table

Long-Term Compensation Awards
Annual Compensation
Name and Principal Position					Shares Of Common Stock Underlying Options(#)	All Other Compensation($)(a)
	Year	Salary($)	Bonus($)
Henry E. Blair President and Chief Executive Officer	2002 2001 2000	448,846 418,269 375,047	89,100 124,740 150,000		30,000 100,000 90,000	7,786 6,003 1,161	(b) (c)
David B. Patteson Executive Vice President, Separations Division, President of Biotage, Inc.	2002 2001 2000	234,423 219,231 199,484	94,000 66,000 52,000		45,000 35,000 39,178	4,047 3,901 5,664	(d) (e) (f)
Stephen S. Galliker Executive Vice President, Finance and Administration, and Chief Financial Officer	2002 2001 2000	253,995 230,193 209,232	55,020 62,370 75,000		35,000 40,000 39,178	14,803 21,026 15,621	(b)(g) (h)(i) (i)
Jack H. Morgan(j) Senior Vice President, Corporate Development and Business Operations	2002 2001	229,616 126,923	64,400 57,529(l	)	60,000 85,000	5,932 3,029	(k) (m)
Scott C. Chappel, Ph.D.(n) Executive Vice President of Research and Technology	2002 2001 2000	246,827 249,231 230,621	— 60,000 50,000		35,000 155,000 39,178	27,027 31,036 29,246	(o) (p) (q)
Gregory D. Phelps Vice Chairman of the Board(r)	2002 2001 2000	273,654 320,192 277,451	— 96,300 90,000		— 90,000 92,000	6,826 5573 621	(b) (s)

(a)
Unless otherwise noted, this amount represents premiums paid by Dyax for group term life insurance.

(b)
Includes $6,000 in 401(k) matching paid by Dyax.

(c)
Includes $5,100 in 401(k) matching paid by Dyax.

(d)
Includes $3,732 in 401(k) matching paid by Dyax.

(e)
Includes $3,586 in 401(k) matching paid by Dyax.

(f)
Includes $5,259 in relocation expenses reimbursed to Mr. Patteson in 2000.

(g)
Includes $6,923 paid to Mr. Galliker as a housing allowance.

(h)
Includes $5,088 in 401(k) matching paid by Dyax.

(i)
Includes $15,000 paid to Mr. Galliker as a housing allowance.

(j)
Mr. Morgan joined us in May 2001.

(k)
Includes $5,000 paid in 401(k) matching paid by Dyax.

(l)
Includes $15,000 paid to Mr. Morgan as a signing bonus at the commencement of his employment with Dyax.

(m)
Includes $2,750 in 401(k) matching paid by Dyax.

(n)
Dr. Chappel resigned in February 2003.

(o)
Includes $6,000 in 401(k) matching paid by Dyax and $25,964 in principal and accrued interest that was forgiven by Dyax in 2002 on a 1999 loan to Dr. Chappel.

(p)
Includes $5,100 in 401(k) matching paid by Dyax and $25,453 in principal and accrued interest that was forgiven by Dyax in 2001 on a 1999 loan to Dr. Chappel.

(q)
Includes $28,625 in principal and accrued interest that was forgiven by Dyax in 2000 on a 1999 loan to Dr. Chappel.

(r)
Mr. Phelps resigned as Vice Chairman of the Board in December 2002.

(s)
Includes $5,090 in 401(k) matching paid by Dyax.

Option Grants and Potential Realizable Values Table

        The following table sets forth certain information concerning option grants made to the named executive officers through December 31, 2002.

Option Grants In Last Fiscal Year

	Individual Grants
					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term(b)
	Number Of Securities Underlying Options Granted (#)(a)	Percent Of Total Options Granted To Employees In Fiscal Year
Name(a)			Exercise or Base Price ($/Sh)	Expiration Date
					5%($)	10%($)
Henry E. Blair	30,000	2.2	1.36	10/10/12	25,659	65,025
David B. Patteson	45,000	3.3	1.36	10/10/12	38,488	97,537
Stephen S. Galliker	35,000	2.6	1.36	10/10/12	29,935	75,862
Jack H. Morgan	10,000(c)	0.7	3.80	5/16/12	23,898	60,562
	50,000(d)	3.7	1.36	10/10/12	42,765	108,374
Scott C. Chappel, Ph.D.	35,000	2.6	1.36	10/10/12	29,935	75,862
Gregory D. Phelps	—	—	—	—	—	—

(a)
All options reported are Incentive Stock Options, except as noted. These options vest as to 1/48th of the total shares per month beginning on the date of grant.

(b)
The values in this column are given for illustrative purposes; they do not reflect our estimate or projection of future stock prices. The values are based on an assumption that our Common Stock's market price will appreciate at the stated rate, compounded annually, from the date of the option grant until the end of the option's 10-year term. Actual gains, if any, on stock option exercises will depend upon the future performance of our Common Stock's price, which will benefit all stockholders proportionately.

(c)
Includes 6,455 nonstatutory stock options.

(d)
Includes 27,077 nonstatutory stock options.

Option Exercises and Year-End Values Table

        The following table sets forth certain information concerning exercisable and unexercisable stock options held by the named executive officers as of December 31, 2002.

Aggregated Option Exercises In Last Fiscal Year And
Fiscal Year-End Option Value

Name	Shares Acquired on Exercise(#)	Value Realized($)	Number of Securities Underlying Unexercised Options at Fiscal Year-End(#) Exercisable/Unexercisable	Value of Unexercised in-the-Money Options at Fiscal Year-End($) Exercisable/Unexercisable(a)
Henry E. Blair	—	—	167,300 / 155,000	13,321 / 12,650
David B. Patteson	—	—	97,101 / 128,577	825 / 18,975
Stephen S. Galliker	—	—	141,761 / 99,275	642 / 14,759
Jack H. Morgan	—	—	35,729 / 109,271	917 / 21,084
Scott C. Chappel, Ph.D.	—	—	123,736 / 168,025	642 / 14,759
Gregory D. Phelps	—	—	162,062 / 64,125	-/ -

(a)
Based on the difference between the exercise price of the option and the $1.80 closing price of the underlying Common Stock on December 31, 2002.

Executive Employment Agreements

        Under his 1998 employment agreement, Mr. Galliker is entitled to receive a minimum base salary of $185,000 under his employment agreement. We also pay Mr. Galliker a housing allowance of no more than $15,000 a year. If we terminate Mr. Galliker without cause, we must continue to pay him at his current salary for six months, reduced by any compensation that Mr. Galliker earns for other work performed during this six-month period. The agreement also provides that 50% of Mr. Galliker's options will become immediately exercisable following a change in control of the company if he is terminated or quits because the terms of his employment have been adversely changed.

        Mr. Patteson has an agreement with us under which he is entitled to certain benefits under particular conditions if he is terminated in connection with a change in control of Biotage, Inc. Under the agreement, for a period of 24 months following a change in control, Mr. Patteson is entitled to receive, as severance, his base salary for a period of 24 months if his employment is terminated without cause, or if he resigns for good reason due to a the material diminution of his duties, a reduction in his base salary, or a relocation of his place of business that is more than 50 miles from his prior place of business. Additionally, following such a termination, all of Mr. Patteson's outstanding unvested options will be fully accelerated. He is also entitled to receive full benefits during that time, as well as outplacement services. In addition, Mr. Patteson is entitled to these benefits if we terminate his employment within 180 days prior to a change in control, where his termination was a condition to the change in control transaction.

        Mr. Morgan has an agreement with us under which we must continue to pay him at his current salary and benefits for up to twelve months if he is terminated without cause or he resigns after his compensation or responsibilities are decreased, or in the case of a change of control, dependent in part upon whether he finds other employment providing comparable compensation during that period.

        Mr. Phelps and Dr. Chappel had employment agreements with us, but both agreements terminated upon their respective resignations.

Report of the Audit Committee
Audit Committee Report

        In the course of its oversight of our financial reporting process, the Audit Committee of the Board of Directors has:

  •
  reviewed and discussed with management and PricewaterhouseCoopers LLP, Dyax's independent auditor, Dyax's audited financial statements for the fiscal year ended December 31, 2002;

  •
  discussed with the auditor the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees;

  •
  received the written disclosures and the letter from the auditor required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees;

  •
  reviewed with management and the auditor Dyax's critical accounting policies;

  •
  discussed with management and the auditor the quality and adequacy of Dyax's internal controls;

  •
  discussed with the auditor any relationships that may impact their objectivity and independence; and

  •
  considered whether the provision of non-audit services by the auditor is compatible with maintaining the auditor's independence.

        Based on the foregoing review and discussions, the Committee recommended to the Board of Directors that the audited financial statements be included in Dyax's Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission.

        The Committee has also reviewed and recommended to the Board of Directors a revision of the Audit Committee Charter, the current form of which is attached to this proxy statement as Appendix A.

By the Audit Committee,
David J. McLachlan (Chair) Henry R. Lewis Thomas L. Kempner

Information Concerning Our Auditors

        The firm of PricewaterhouseCoopers LLP, independent accountants, examined our financial statements for the year ended December 31, 2002. The Audit Committee has appointed PricewaterhouseCoopers LLP to serve as our independent auditors for its fiscal year ending December 31, 2003. Representatives of PricewaterhouseCoopers LLP are expected to attend the annual meeting to respond to appropriate questions, and will have the opportunity to make a statement if they desire.

        The fees for services provided to us by PricewaterhouseCoopers LLP in 2002 were as follows:

Audit Fees	$327,000
All Other Fees	$44,000

Other Matters

        The Board of Directors does not know of any business to come before the meeting other than the matters described in the notice. If other business is properly presented for consideration at the meeting, the enclosed proxy authorizes the persons named therein to vote the shares in their discretion.

Deadline for Stockholder Proposals

        In order for a stockholder proposal to be considered for inclusion in Dyax's proxy materials for the 2004 Annual Meeting of Stockholders, it must be received by Dyax at 300 Technology Square, Cambridge, Massachusetts 02139 (or such other address as is listed as Dyax's primary executive offices in its periodic reports under the Securities Exchange Act of 1934) no later than December 16, 2003.

        In addition, Dyax's Bylaws require a stockholder who wishes to bring business before or propose director nominations at an annual meeting to give advance written notice to Dyax's Secretary between March 14, 2004 and March 29, 2004 (assuming the 2004 annual meeting of stockholders is held on May 13, 2004).

Expenses of Solicitation

        We will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others of forwarding solicitation material to beneficial owners of Common Stock. In addition to the use of mails, proxies may be solicited by officers and any of our regular employees in person or by telephone, facsimile and e-mail.

Appendix A

DYAX CORP.
Audit Committee Charter

Purpose

        The principal purpose of the Audit Committee (the "Committee") is to assist the Board of Directors (the "Board") in fulfilling its responsibility to oversee the Company's accounting and financial reporting processes and audits of the Company's financial statements, including by reviewing the financial reports and other financial information provided by the Company, the Company's disclosure controls and procedures and internal accounting and financial controls, and the annual independent audit process.

        In discharging its oversight role, the Committee is granted the authority to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the authority to engage independent counsel and other advisers, as it determines necessary to carry out its duties.

        The outside auditor is ultimately accountable to the Board and the Committee, as representatives of the stockholders. In this connection, the Committee, as a committee of the Board, shall be directly responsible for the appointment (and where appropriate, replacement), compensation and oversight of the work of the outside auditor in preparing or issuing an audit report or related work, including resolving any disagreements between management and the outside auditor regarding financial reporting. The Committee shall receive direct reports from the outside auditor. The Committee shall be responsible for overseeing the independence of the outside auditor and for approving all auditing services and permitted non-audit services provided by the outside auditor.

        This Charter shall be reviewed for adequacy on an annual basis by the Committee.

Membership

        The Committee shall be comprised of not less than three members of the Board, and the Committee's composition will meet the Nasdaq Audit Committee requirements. Accordingly, all of the members will be directors:

  •
  Who have no relationship to the Company that the Board determines would interfere with the exercise of independent judgement in carrying out the responsibilities of a director.

  •
  Who do not receive any consulting, advisory or other compensatory fee from the Company, other than in the member's capacity as a member of the Board or any of its committees.

  •
  Who are not an "affiliated person" (as defined by applicable law or regulation) of the Company or any subsidiary, other than as a member of the Board or any of its committees.

  •
  Who are financially literate.

        In addition, at least one member of the Committee will have sufficient accounting or related financial management expertise to comply with the Nasdaq Audit Committee Composition requirements and, to the extent practicable, be a "financial expert" (as that term is defined by the Securities and Exchange Commission (the "SEC")).

Key Responsibilities

        The Committee's role is one of oversight, and it is recognized that the Company's management is responsible for preparing the Company's financial statements and that the outside auditor is responsible for auditing those financial statements.

        The following functions shall be the common recurring activities of the Committee in carrying out its oversight function. The functions are set forth as a guide and may be varied from time to time as appropriate under the circumstances.

  •
  The Committee shall review with management and the outside auditor the audited financial statements to be included in the Company's Annual Report on Form 10-K and the Annual Report to Stockholders, and shall review and consider with the outside auditor the matters required to be discussed by Statement on Auditing Standards No. 61.

  •
  As a whole, or through the Committee chair, the Committee shall review with the outside auditor, prior to filing with the SEC, the Company's interim financial information to be included in the Company's Quarterly Reports on Form 10-Q and the matters required to be discussed by SAS No. 61.

  •
  The Committee shall periodically discuss with management and the outside auditor the quality and adequacy of the Company's internal controls and internal auditing procedures, if any, including any significant deficiencies in the design or operation of those controls which could adversely affect the Company's ability to record, process, summarize and report financial data and any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls, and discuss with the outside auditor how the Company's financial systems and controls compare with industry practices.

  •
  The Committee shall periodically review with management and the outside auditor the quality, as well as acceptability, of the Company's accounting policies, and discuss with the outside auditor how the Company's accounting policies compare with those in the industry and all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, the ramifications of use of such alternative disclosures and treatments and the treatment preferred by the outside auditor.

  •
  The Committee shall periodically discuss with the outside auditor whether all material correcting adjustments identified by the outside auditor in accordance with generally accepted accounting principles and the rules of the SEC are reflected in the Company's financial statements.

  •
  The Committee shall review with management and the outside auditor any material financial or other arrangements of the Company which do not appear on the Company's financial statements and any transactions or courses of dealing with third parties that are significant in size or involve terms or other aspects that differ from those that would likely be negotiated with independent parties, and which arrangements or transactions are relevant to an understanding of the Company's financial statements.

  •
  The Committee shall review with management and the outside auditor the Company's critical accounting policies and practices.

  •
  The Committee shall review with the outside auditor all material communications between the outside auditor and management, such as any management letter or schedule of unadjusted differences.

  •
  The Committee shall request from the outside auditor annually a formal written statement delineating all relationships between the auditor and the Company consistent with Independence Standards Board Standard No. 1 and such other requirements as may be established by the

    Public Company Accounting Oversight Board, discuss with the outside auditor any such disclosed relationships and their impact on the outside auditor's independence, and take appropriate action regarding the independence of the outside auditor.

  •
  The Committee shall approve the engagement of the outside auditor and shall approve, in advance, all audit services and all permitted non-audit services to be provided to the Company by the outside auditor.

  •
  The Committee shall recommend to the Board whether, based on the reviews and discussions referred to above, the financial statements should be included in the Company's Annual Report on Form 10-K.

  •
  The Committee shall oversee the Company's disclosure controls and procedures.

  •
  The Committee shall review and approve all related-party transactions that would be subject to reporting by the Company pursuant to Item 404 of Regulation S-K under the Securities Exchange Act of 1934, as amended, unless the amount involved will not exceed such applicable dollar amount as the Committee may specify from time to time.

Complaint Procedures

        Any issue of significant financial misconduct shall be brought to the attention of the Committee for its consideration. In this connection, the Committee shall establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

Appendix B

DYAX CORP.

1998 Employee Stock Purchase Plan

        1.    Purpose.

        The purpose of this 1998 Employee Stock Purchase Plan (the "Plan") is to provide employees of Dyax Corp. (the "Company"), and its subsidiaries incorporated under the laws of a jurisdiction within the United States of America ("US Subsidiaries"), who wish to become shareholders of the Company, an opportunity to purchase Common Stock, $0.01 par value, of the Company (the "Common Stock") directly from the Company. The Plan is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

        2.    Eligible Employees.

        Subject to the provisions of Sections 7, 8, 9 and 10 below, any individual who is a full-time employee (as defined below) of the Company or of any of its subsidiaries (as defined in Section 424(f) of the Code) designated for eligibility to participate in the Plan by the Board of Directors is eligible to participate in any Offering of Shares (as defined in Section 3 below) made by the Company hereunder. "Board of Directors" means the Company's Board of Directors or any committee to whom it delegates its authority hereunder, and "full-time employee" shall mean any employee whose customary employment is:

    (a)
    20 hours or more per week and
    (b)
    more than five months in the calendar year during which the Offering Date (as defined in Section 3 below) occurs (or in the calendar year immediately preceding such calendar year if there has been no change in the terms of employment that would make the employee ineligible to participate in the current calendar year).

        3.    Offering Dates.

        From time to time, the Company, by action of the Board of Directors, will grant rights to purchase Shares to employees eligible to participate in the Plan pursuant to one or more offerings (each of which is an "Offering" on a date or series of dates (each of which is an "Offering Date") designated for this purpose by the Board of Directors.

        4.    Prices.

        The price per share for each grant of rights hereunder shall be the lesser of:

    (a)
    eighty-five percent (85%) of the fair market value of a Share on the Offering Date on which such right was granted; or
    (b)
    eighty-five percent (85%) of the fair market value of a Share on the date such right is exercised.

        At its discretion, the Board of Directors may determine a higher price for a grant of rights.

        5.    Exercise of Rights and Method of Payment.

        (a)  Rights granted under the Plan will be exercisable periodically on specified dates as determined by the Board of Directors. Unless a participating employee withdraws from the Plan as provided in Section 11, and subject to the other terms of the Plan, the employee's option for the purchase of Shares will be exercised automatically on each Purchase Date of an Offering Period, and the maximum number of shares subject to the option will be purchased at the applicable purchase price with the accumulated contributions in the employee's account.

        (b)  The method of payment for Shares purchased upon exercise of rights granted hereunder shall be through regular payroll deductions or by lump sum cash payment, by delivery of shares of Common Stock valued at fair market value (as determined by the Board of Directors) on the date of delivery, or by some combination thereof, as determined by the Board of Directors. No interest shall be paid upon payroll deductions unless specifically provided for by the Board of Directors.

        (c)  Any payments received by the Company from a participating employee and not utilized for the purchase of Shares upon exercise of a right granted hereunder shall be promptly returned to such employee by the Company after termination of the right to which the payment relates.

        6.    Term of Rights.

        The total period from an Offering Date to the last date on which rights granted on that Offering Date are exercisable (the "Offering Period") shall in no event be longer than twenty-seven (27) months or such longer period as may then be consistent with Section 423 of the Code. The Board of Directors when it authorizes an Offering may designate one or more exercise periods during the Offering Period when shares will be purchased upon exercise of employees' options (each, an "Exercise Period"). Rights granted on an Offering Date shall be exercisable in full on the Offering Date or in such proportion on the last day of each exercise period as the Board of Directors determines.

        7.    Shares Subject to the Plan.

        (a)  The number of shares of Common Stock that may be sold pursuant to rights granted under the Plan may not exceed 400,000 shares (the "Shares"); provided, however, that the maximum number of Shares which shall be available for sale under the Plan during any Exercise Period shall not exceed the number of Shares equal to 25,000 Shares multiplied by the number of calendar quarters included in such Exercise Period and, if necessary, the number of Shares sold during an Exercise Period shall be cut back in accordance with Section 7(b). Appropriate adjustments in the above figures, in the number of Shares covered by outstanding rights granted hereunder, in the exercise price of the rights and in the maximum number of Shares which an employee may purchase (pursuant to this Section 7(a), and Sections 9 and 10 below) shall be made to give effect to any mergers, consolidations, reorganizations, recapitalizations, stock splits, stock dividends or other relevant changes in the capitalization of the Company occurring after the effective date of the Plan, provided that no fractional Shares shall be subject to a right and each right shall be adjusted downward to the nearest full Share. In the event of a proposed dissolution or liquidation of the Company, any Exercise Period and Offering Period then in progress will terminate immediately prior to the consummation of such action, unless otherwise provided by the Board. In the event of a Corporate Transaction (as defined below), each option outstanding under the Plan shall be assumed or an equivalent option shall be substituted by the successor corporation or a parent or subsidiary of such successor corporation. In the event that the successor corporation refuses to assume or substitute for outstanding options, each Exercise Period and Offering Period then in progress shall be shortened and a new Purchase Date shall be set (the "New Purchase Date"), as of which date any Exercise Period and Offering Period then in progress will terminate. The New Purchase Date shall be on or before the date of consummation of the transaction and the Board shall notify each participating employee in writing, prior to the New Purchase Date, that the Purchase Date for his or her option has been changed to the New Purchase Date and that his or her option will be exercised automatically on the New Purchase Date, unless prior to such date he or she has withdrawn from the Offering Period as provided in Section 11. For purposes of this Section 7, "Corporate Transaction" means a sale of all or substantially all of the Company's assets, or a merger, consolidation, or other capital reorganization of the Company with or into another corporation, or any other transaction or series of related transactions in which the Company's stockholders immediately prior thereto own less than 50% of the voting stock of the Company (or its successor or parent) immediately thereafter. Either authorized and unissued Shares or issued Shares heretofore or hereafter reacquired by the Company may be made subject to rights under the Plan. If for any reason any right under the Plan terminates in whole or in part, Shares subject to such terminated right may again be subjected to a right under the Plan.

        (b)  Subject to the foregoing, if the Board of Directors determines that, on a given purchase date for an Offering (a "Purchase Date"), the number of Shares with respect to which rights are to be exercised may exceed (i) the number of Shares of Common Stock that were available for sale under the Plan on the Offering Date of the applicable Offering, or (ii) the number of Shares available for sale under the Plan on such Purchase Date, the Board of Directors may in its sole discretion provide that the Company shall make a pro rata allocation of the Shares of Common Stock available for purchase on such Offering Date or Purchase Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participant employees exercising rights to purchase Common Stock on such Purchase Date, and (x) continue all Offerings then in effect or (y) terminate any or all Offerings then in effect. The Company may make pro rata allocation of the Shares available on the Purchase Date of any applicable Offering, notwithstanding any authorization of additional Shares for issuance under the Plan by the Company's stockholders subsequent to the Offering Date for such Offering. In the event of a pro-rata allocation, each participating employee's right to purchase Shares shall be limited to such pro-rata amount of Shares and the remaining cash balance of the contributions shall be credited to his or her account, and the participating employees shall not have further rights against the Company or the Board of Directors.

        8.    Limitations on Grants.

        (a)  No employee shall be granted a right hereunder if such employee, immediately after the right is granted, would own stock or rights to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company, or of any subsidiary, computed in accordance with Section 423(b)(3) of the Code.

        (b)  No employee shall be granted a right which permits the employee's right to purchase shares under all employee stock purchase plans of the Company and its subsidiaries to accrue at a rate which exceeds twenty-five thousand dollars ($25,000) (or such other maximum as may be prescribed from time to time by the Code) of the fair market value of such Shares (determined at the time such right is granted) for each calendar year in which such right is outstanding at any time in accordance with the provisions of Section 423(b)(8) of the Code.

        (c)  No right granted to any participating employee under an Offering, when aggregated with rights granted under any other Offering still exercisable by the participating employee, shall cover more shares than may be purchased at an exercise price not to exceed fifteen percent (15%) of the employee's annual rate of compensation on the date the employee elects to participate in the Offering or such lesser percentage as the Board of Directors may determine.

        9.    Limitation on Number of Shares Purchased.

        The maximum number of Shares that an eligible participating employee may purchase during any Exercise Period shall not exceed the number of Shares that is equal to 875 Shares multiplied by the number of calendar quarters included in such Exercise Period, provided that such purchase shall be further subject to the limitations set forth in Sections 2, 7, and 8.

        10.    Limit on Participation.

        Participation in an Offering shall be limited to eligible employees who elect to participate in such Offering in the manner, and within the time limitations, established by the Board of Directors when it authorizes the Offering.

        11.    Withdrawal.

        (a)  An employee who has elected to participate in an Offering may cancel such election as to all (but not part) of the unexercised rights granted under such Offering by giving written notice of such cancellation to the Company before the date established by the Company for such purpose. Upon such withdrawal, any amounts paid by the employee or withheld from the employee's compensation through payroll deductions for the purpose of purchasing Shares shall be paid to the employee, without interest, unless otherwise determined by the Board of Directors.

        (b)  A participating employee's withdrawal from an Offering will not have any effect upon his or her eligibility to participate in a succeeding Offering which commences after the withdrawal or in any similar plan that may hereafter be adopted by the Company. If a participating employee withdraws from an Offering, however, payroll deductions shall not resume at the beginning of any succeeding Offering unless the employee makes a new election to participate in the Plan.

        12.    Tax Withholding.

        Each participating employee shall pay to the Company or the applicable subsidiary, or make provision satisfactory to the Administrator for payment of, any taxes required by law to be withheld in respect of the purchase or disposition of Shares no later than the date of the event creating the tax liability. In the discretion of the Board of Directors and subject to applicable law, such tax obligations may be paid in whole or in part by delivery of Shares to the Company, including Shares purchased under the Plan, valued at fair market value (as determined by the Board of Directors) on the date of delivery. The Company or the applicable subsidiary may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the employee or withhold Shares purchased hereunder, which shall be valued at fair market value (as determined by the Board of Directors) on the date of withholding.

        13.    Termination of Employment.

        Upon the termination of employment for any reason, including the death of the employee, before the date on which any rights granted under the Plan are exercisable, all such rights shall immediately terminate and amounts paid by the employee or withheld from the employee's compensation through payroll deductions for the purpose of purchasing the Shares shall be paid to the employee or to the employee's estate, without interest unless otherwise determined by the Board of Directors.

        14.    Participants' Rights as Shareholders and Employees.

        (a)  No participating employee shall have any rights as a shareholder in the Shares covered by a right granted hereunder until such right has been exercised, full payment has been made for the corresponding Shares and the Share certificate is actually issued.

        (b)  Each participating employee is an employee-at-will (that is to say that either the employee or the Company or any subsidiary may terminate the employment relationship at any time for any reason or no reason at all) unless and only to the extent provided in a written employment agreement for a specified term executed by the chief executive officer of the Company or his duly authorized designee or the authorized signatory of any subsidiary. Neither the adoption, maintenance, nor operation of the Plan nor any grant of rights hereunder shall confer upon any employee any right with respect to the continuance of his/her employment with the Company or any subsidiary nor shall they interfere with the rights of the Company or subsidiary to terminate any employee at any time or otherwise change the terms of employment, including, without limitation, the right to promote, demote or otherwise re-assign any employee from one position to another within the Company or any subsidiary.

        15.    Rights Not Transferable.

        Rights under the Plan are not assignable or transferable by a participating employee and are exercisable only by the employee.

        16.    Amendments to or Discontinuation of the Plan.

        The Board of Directors of the Company shall have the right to amend, modify or terminate the Plan at any time without notice; provided, however, that the then existing rights of all participating employees shall not be adversely affected thereby, and provided further that, subject to the provisions of Section 7 above, no such amendment to the Plan shall, without the approval of the shareholders of the Company, increase the total number of Shares which may be offered under the Plan.

        17.    Effective Date and Approvals.

        This Plan became effective on January 31, 1998, the date it was adopted by the Board of Directors, and it was approved by the shareholders of the Company within twelve (12) months before or after the date of adoption.

        The Company's obligation to offer, sell and deliver the Shares under the Plan is subject to (i) the approval of any governmental authority required in connection with the authorization, issuance or sale of such Shares, (ii) satisfaction of the listing requirements of any national securities exchange on which the Shares are then listed and (iii) compliance, in the opinion of the Company's counsel with, all applicable federal and state securities and other laws.

        18.    Term of Plan.

        No rights shall be granted under the Plan after January 30, 2008.

        19.    Administration of the Plan.

        The Board of Directors or any committee or person(s) to whom it delegates its authority (the "Administrator") shall administer, interpret and apply all provisions of the Plan as it deems necessary to meet special circumstances not anticipated or covered expressly by the Plan. Nothing contained in this Section shall be deemed to authorize the Administrator to alter or administer the provisions of the Plan in a manner inconsistent with the provisions of Section 423 of the Code. Determinations made by the Board of Directors with respect to any provision of the Plan or matter arising in connection therewith shall be final, conclusive and binding upon the Company and upon all participants, their heirs or legal representatives.

        20.    Governing Law.

        Subject to overriding federal law, the Plan shall be governed by and interpreted consistently with the laws of the State of Delaware.

(Front of Proxy Card)
DYAX CORP.

2003 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned stockholder of Dyax Corp. hereby appoints Henry E. Blair, Stephen S. Galliker and Nathaniel S. Gardiner, or any of them, with full power of substitution in each, as proxies to cast all votes which the undersigned stockholder is entitled to cast at the annual meeting of stockholders (the "2003 Annual Meeting") to be held at 2:00 p.m., local time, on Thursday, May 15, 2003, at the offices of Dyax Corp., 300 Technology Square, Cambridge, Massachusetts 02139, and at any adjournments of the meeting, upon the following matters. The undersigned stockholder hereby revokes any proxy or proxies heretofore given.

        This proxy will be voted as directed by the undersigned stockholder. Unless contrary direction is given, this proxy will be voted FOR the election of the nominees listed in Proposal 1 and FOR the amendment as described in Proposal 2, and in accordance with the determination of a majority of the Board of Directors as to any other matters. The undersigned stockholder may revoke this proxy at any time before it is voted by delivering either a written notice of revocation of the proxy or a duly executed proxy bearing a later date to the Secretary, or by attending the Annual Meeting and voting in person. The undersigned stockholder hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement for the 2003 Annual Meeting.

        If you receive more than one proxy card, please sign and return all cards in the accompanying envelope.

(CONTINUED AND TO BE DATED AND SIGNED ON REVERSE SIDE.)

(Reverse of Proxy Card)

PLEASE DATE, SIGN AND MAIL YOUR PROXY CARD BACK AS SOON AS POSSIBLE

2003 ANNUAL MEETING OF STOCKHOLDERS

DYAX CORP.

MAY 15, 2003

☒
PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

1.
To elect three directors to serve for three-year terms (Class III)

	WITHHOLD	NOMINEES
FOR	AUTHORITY	Constantine E. Anagnostopoulos
all nominees listed	to vote for all nominees listed	Henry R. Lewis
☐	☐	David J. McLachlan
☐
FOR, EXCEPT WITHHOLD AUTHORITY to vote for the following nominees only:
(write the name of the nominee(s) in the space below),

2.
To amend the 1998 Employee Stock Purchase Plan to increase the number of shares of Common Stock issuable under the plan by 200,000 shares from 200,000 to 400,000 shares.

☐ FOR	☐ AGAINST	☐ ABSTAIN

SIGNATURE(S) OF STOCKHOLDER(S) OR AUTHORIZED REPRESENTATIVE(S)

NOTE:	Please date and sign exactly as your name(s) appear(s) hereon. Each executor, administrator, trustee, guardian, attorney-in-fact and other fiduciary should sign and indicate his or her full title. When stock has been issued in the name of two or more persons, all should sign.

	Date:	, 2003

Signature(s) of Stockholder(s) or Authorized Representative(s)

QuickLinks

DYAX CORP. 300 TECHNOLOGY SQUARE CAMBRIDGE, MA 02139 (617) 225-2500
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To Be Held May 15, 2003
PROPOSAL 1 ELECTION OF DIRECTORS
PROPOSAL 2 AMENDMENT OF THE 1998 EMPLOYEE STOCK PURCHASE PLAN
Equity Compensation Plan Information
EXECUTIVE OFFICERS AND KEY EMPLOYEES
EXECUTIVE COMPENSATION Compensation Committee Report on Executive Compensation
Comparison of Cumulative Total Return of Dyax Corp., Nasdaq Stock Market (U.S. Companies) Index and Nasdaq Pharmaceuticals Index
Summary Compensation Table
Option Grants In Last Fiscal Year
Aggregated Option Exercises In Last Fiscal Year And Fiscal Year-End Option Value
Report of the Audit Committee Audit Committee Report
DYAX CORP. Audit Committee Charter
1998 Employee Stock Purchase Plan